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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated February 14, 1997 (except with respect to the matters discussed in Note 12, as to which the date is March 14, 1997) on the Case Credit Corporation and subsidiaries financial statements (and to all references to our Firm) included in this registration statement.

                                          ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
October 13, 1997